Exhibit 99.1

FOR IMMEDIATE RELEASE

CIDARA THERAPEUTICS ANNOUNCES POSITIVE DATA FROM PHASE 1 CLINICAL TRIAL OF CD101 IV AND REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

--- Single Ascending Dose Study-Results Demonstrate Excellent Safety and Tolerability and Support Once-Weekly IV Dosing --

-- Management to Host Webcast and Conference Call Tomorrow at 8:00 a.m. ET --

SAN DIEGO,  November 16, 2015 – Cidara Therapeutics, Inc. (Nasdaq:CDTX), a biotechnology company developing novel anti-infectives and immunotherapies to treat fungal and other infections, today announced positive data from the company’s Phase 1 single ascending dose (SAD) clinical trial of its antifungal drug candidate, CD101 IV, in healthy volunteers. CD101 IV is a novel, long-acting echinocandin that Cidara is developing for the treatment and prevention of serious, invasive fungal infections, including candidemia and invasive candidiasis. The company also reported financial results for the three and nine months ended September 30, 2015.

Key results of CD101 IV single ascending dose trial:

•	Well tolerated systemically and at infusion site across entire dose range
•	No serious or severe adverse events and no dose response in adverse events
•	No clinical chemistry, hematology or ECG safety concerns
•	Pharmacokinetics consistent with preclinical data and supportive of once weekly dosing

“There are no long-acting antifungal drugs, including the approved echinocandins, that have suitable pharmacokinetics, potency and safety to enable a once-weekly, high-exposure treatment regimen,” said Dirk Thye, M.D., chief medical officer of Cidara. “We are extremely encouraged by the Phase 1 SAD study data, which demonstrate that CD101 IV was well tolerated across a broad range of doses, and provides evidence that a once-weekly, high-exposure dosing regimen may be safely developed to improve patient outcomes and economic measures in a variety of clinical settings.”

6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121	Tel: 858-752-6170
www.Cidara.com	Fax: 858-408-3509

The CD101 IV Phase 1 SAD trial was a randomized, double-blind, placebo-controlled, dose-escalation study designed to establish the safety, tolerability, and pharmacokinetics of single intravenous doses of CD101 IV. The study enrolled 32 healthy adult volunteers in dose cohorts of 50 mg, 100 mg, 200 mg, and 400 mg. In each cohort of eight subjects, six subjects received CD101 IV and two subjects received placebo. Subjects were monitored for safety assessments and pharmacokinetics for three weeks following infusion.

“The future development path of CD101 IV, and our ability to strongly differentiate it from other antifungals, depended on the results of this single ascending dose study,” said Jeff Stein, Ph.D., president and CEO of Cidara. “We now look forward to seeing results from the multiple ascending dose study in early 2016 to further evaluate the potential of CD101 IV as the first once-weekly echinocandin that could replace the need for an oral agent and thereby enable early hospital discharge and, for the first time, greatly facilitate continued use of an echinocandin outside the hospital.”

Based on the results from the single and multiple ascending dose studies, Cidara plans to initiate a Phase 2 trial of CD101 IV in candidemia in the first half of 2016. More information about the Phase 1 trials for CD101 IV is available on ClinicalTrials.gov using the study codes for the SAD trial: NCT02516904 and the MAD trial: NCT02551549.

Conference Call and Webcast Information

Cidara will conduct a conference call and live audio webcast to discuss Phase 1 study results for CD101 IV at 8:00 a.m. ET (5:00 a.m. PT) tomorrow. The live call may be accessed by dialing (855) 715-1009 for domestic callers or (440) 996-5686 for international callers and using the conference ID number 73346777. A live webcast of the conference call will be available online from the investor relations section of the company website at www.cidara.com. After the call, a webcast replay will be available on the Cidara website. A telephone replay will be available by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and using the conference ID number 73346777.

Third Quarter and Nine Months Ended September 30, 2015 Financial Results

•

Research and development expenses were $6.8 million and $15.9 million for the three and nine months ended September 30, 2015, respectively, compared to $2.0 million and $3.2 million for the same periods in 2014. The increases for the 2015 periods, as compared to the same periods in 2014, were primarily attributable to the expansion of the company’s product candidate pipeline to include CD101 IV and CD101 topical and the personnel-related costs associated with expanding our workforce.

•

General and administrative expenses were $2.4 million and $6.5 million for the three and nine months ended September 30, 2015, respectively, compared to $1.3 million and $2.1 million for the same periods in 2014. The increases resulted primarily from personnel-related costs to support the growth of our operating activities as well as public company operating costs.

•

Net loss for the three months ended September 30, 2015 was $9.2 million, compared to $3.3 million for the third quarter of 2014. For the nine months ended September 30, 2015, net loss was $22.3 million, compared to $7.2 million for the same period in 2014.

•	Cash, cash equivalents and short-term investments totaled $114.4 million as of September 30, 2015. As of November 10, 2015, Cidara had 13,719,665 common shares outstanding.

About Cidara Therapeutics

Cidara is a clinical stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard-of-care therapies. Cidara's initial product portfolio comprises two formulations of the company's novel echinocandin, CD101. CD101 IV is a long-acting therapy for the treatment and prevention of serious, invasive fungal infections. CD101 topical is for the treatment of vulvovaginal candidiasis (VVC) and recurrent VVC (RVVC), a prevalent mucosal infection. In addition, Cidara has developed a proprietary immunotherapy platform, Cloudbreak™, designed to create compounds that direct a patient's immune cells to attack and eliminate pathogens that cause infectious disease. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effectiveness, safety, long-acting nature, anticipated human dosing and other attributes of CD101 IV and its potential to treat infections, the incidence of fungal infections, and the effectiveness of and treatment protocols for competitive therapies. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission (SEC), under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Cidara Therapeutics, Inc.

Selected Financial Information

Condensed Balance Sheets

(unaudited)

	September 30, 2015	December 31, 2014
(In thousands)
ASSETS
Cash, cash equivalents and short-term investments	$114,418	$22,796
Other current assets	947	217
Non-current assets	1,623	1,337
Total assets	$116,988	$24,350

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Total liabilities	$4,363	$3,247
Series A convertible preferred stock	-	32,548
Stockholders' equity (deficit)	112,625	(11,445)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$116,988	$24,350

Condensed Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except share and per share data)	2015	2014	2015	2014
Operating expenses:
Research and development	$6,766	$1,992	$15,911	$3,236
Cost of in-process research and development acquired	-	-	-	1,607
General and administrative	2,441	1,328	6,474	2,131
Total operating expenses	9,207	3,320	22,385	6,974
Loss from operations	(9,207)	(3,320)	(22,385)	(6,974)
Other income (expense):
Interest income (expense), net	33	1	60	(88)
Change in fair value of convertible notes payable	-	-	-	(183)
Total other income (expense)	33	1	60	(271)
Net loss	$(9,174)	$(3,319)	$(22,325)	$(7,245)
Net loss per common share, basic and diluted	$(0.67)	$(2.98)	$(2.59)	$(10.11)
Weighted average shares outstanding used to compute net loss per share, basic and diluted	13,674,568	1,113,439	8,636,087	716,486

CONTACT:

INVESTORS:

         Robert H. Uhl

         Westwicke Partners, LLC

         Managing Director

         (858) 356-5932

         robert.uhl@westwicke.com

MEDIA:

         Mike Beyer

         Sam Brown Inc.

         (312) 961-2502

         mikebeyer@sambrown.com